Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Super Group (SGHC) Limited

St. Peter Port, Guernsey

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated April 20, 2022, except for the effects of the restatement disclosed in note 24, which is November 10, 2022, relating to the consolidated financial statements of SGHC Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in that Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

November 22, 2022